UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report: August 11, 2008
              (Date of earliest event reported): (August 5, 2008)

                                  Revlon, Inc.
                                  ------------
             (Exact name of Registrant as specified in its Charter)

           Delaware                       1-11178                13-3662955
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  (State or other jurisdiction          (Commission           (I.R.S. Employer
        of incorporation)               File Number)         Identification No.)

             237 Park Avenue
           New York, New York                                         10017
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  (Address of principal executive offices)                          (Zip code)

                                 (212) 527-4000
                                 --------------
              (Registrant's telephone number, including area code)

                                      None
                                      ----
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 5, 2008, Revlon, Inc.'s ("Revlon") Board of Directors increased the size of the Board from nine to ten directors and elected Tamara Mellon as a Director to fill such vacancy.

Ms. Mellon is the President and Founder of J. Choo Limited ("Jimmy Choo"), a leading manufacturer and international retailer of glamorous, ready-to-wear women's shoes and accessories based in London, England. She has served in a senior executive capacity with Jimmy Choo since its inception in 1996.

Ms. Mellon, 41, also serves on the Board of Directors and on the Creative Advisory Board of The H Company Holdings, LLC, a privately held holding company which owns and manages the Halston fashion design company.

There is no arrangement or understanding between Ms. Mellon and any other persons pursuant to which she was selected as a director of Revlon and Ms. Mellon is not a party to any transactions listed in Item 404(a) of Regulation S-K with respect to her Revlon directorship.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          REVLON, INC.

                          By: /s/ Robert K. Kretzman
                              ----------------------
                          Robert K. Kretzman
                          Executive Vice President, Human Resources, Chief Legal Officer, General Counsel and Secretary

Date: August 11, 2008